Exhibit 10.3
Form of Consent

FORM OF CONSENT

I, the undersigned, hereby do consent to the adoption of the amendments to the “Benefit Plans” as defined in and as described in the attached resolutions adopted by the Finance Committee of the Board of Directors, as of December ___, 2008, to Amend Benefit Plans to Comply With Emergency Economic Stabilization Act, as and to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008.

Agreed to and acknowledged as of this ___ day of __________ 2008:

[Name]